                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8 - K(A)


                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:          February 15, 1997
                -------------------------------------------
                   (Date of the earliest event reported)


                     AMERICAN BUSINESS INFORMATION, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



      Delaware                 0-19598                    47-0751545
----------------------        -----------           ---------------------
(State or other juris-        (Commission              I.R.S. Employer
diction of incorporation)     File Number)          Identification Number)


5711 South 86/th/ Circle, Omaha, Nebraska                               68127
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  402/593-4500
             --------------------- ----------------------------
             Registrant's telephone number, including area code

American Business Information, Inc. (the "Company") hereby amends Item 7 of its Form 8-K filed to report an event occurring on February 15, 1997 to include the following:

-------------------------------------------------------------------------------

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)       Financial statements of businesses acquired.

          The following consolidated financial statements of DBA Holdings, Inc. and Subsidiaries (operating as Database America Companies) are filed with this report:


          Page
          ----
          Report of Independent Certified Public Accountants            1

          Balance Sheets as of January 31, 1996
           and January 31, 1997                                         2

          Statements of Operations and Retained
          Earnings for the years ended
          January 31, 1995, January 31, 1996
          and January 31, 1997                                          3

          Statements of Cash Flows for the years
          ended January 31, 1995, January 31, 1996                      4
          and January 31, 1997

          Notes to Financial Statements                               5 - 12

(b)       Pro forma financial information.                              13

          Pro Forma Consolidated Balance Sheet
          as of December 31, 1996                                       14

          Pro Forma Consolidated Statement of
          Operations for the year ended December                        15
          31, 1996

          Notes to Pro Forma Consolidated Financial Statements          16

-------------------------------------------------------------------------------
                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 28, 1997              /s/ Jon H. Wellman
       --------------              --------------------------------------------
                                   Jon H. Wellman, President and Chief Operating
                                   Officer

                                   /s/ Steven Purcell
                                   -------------------------------------------
                                   Steven Purcell, Chief Financial Officer

-------------------------------------------------------------------------------
Report of Independent Certified Public Accountants

To the Stockholders
DBA Holdings, Inc.
 (operating as Database America Companies)
Montvale, New Jersey

We have audited the accompanying consolidated balance sheets of DBA Holdings, Inc. and Subsidiaries (operating as Database America Companies) as of January 31, 1997 and 1996 and the related consolidated statements of operations and retained earnings, and cash flows for each of the three years in the period ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DBA Holdings, Inc. and Subsidiaries as of January 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1997, in conformity with generally accepted accounting principles.

/s/ BDO SEIDMAN, LLP
-----------------------
BDO SEIDMAN, LLP

Woodbridge, New Jersey
April 10, 1997

                                             DBA Holdings, Inc. and subsidiaries
                                       (operating as Database America Companies)

                                                     Consolidated Balance Sheets

-------------------------------------------------------------------------------
January 31,                                                   1997         1996
-------------------------------------------------------------------------------
Assets
Current:
 Cash and cash equivalents                             $ 5,916,174  $ 4,315,175
 Accounts receivable, less allowance
  for doubtful accounts of $161,000
  and $106,000 (Note 11)                                14,339,851   11,266,394
 Officers Life Insurance (Note 10)                         864,938            -
 Due from shareholder                                      536,125            -
 Deferred income taxes (Note 9)                            188,000            -
 Income taxes receivable (Note 9)                        7,232,413            -
 Due from ESOP (Note 4)                                    476,286            -
 Prepaid expenses and other current
  assets                                                   708,839      656,695
-------------------------------------------------------------------------------
     Total current assets                               30,262,626   16,238,264
Property and equipment, less                               621,289      932,329
 accumulated depreciation and
 amortization (Note 3)
Due from ESOP (Note 4)                                           -      696,286
Intangible assets, net of accumulated
 amortization (Note 13)                                    317,850      342,944
Officers life insurance (Note 10)                                -    1,151,262
Deferred income taxes (Note 9)                             404,000    1,394,000
Other assets                                               178,437      754,956
-------------------------------------------------------------------------------
                                                       $31,784,202  $21,510,041
-------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current:
 Notes payable to banks (Note 7)                       $ 1,380,450  $   560,004
 Note payable ESOP - current portion
  (Note 4)                                                       -      128,852
 Accounts payable and accrued expenses
  (Note 14)                                              6,802,578    2,995,332
 Accounts payable - affiliate                               64,610       90,110
 Deferred income taxes (Note 9)                                  -       20,000
 Deferred compensation (Note 8)                         17,385,000            -
-------------------------------------------------------------------------------
     Total current liabilities                          25,632,638    3,794,298
-------------------------------------------------------------------------------
Long-term notes payable to banks (Note 7)                        -    1,417,071
Note payable ESOP (Note 4)                                       -      375,820
Deferred compensation (Note 8)                                   -    3,686,000
Commitments and contingencies (Notes 5 and 8)
Stockholders' equity (Note 8):
 Common stock:
  Class A, voting, no par value;
   authorized 1,000 shares; issued 1,000
   shares                                                    1,400        1,400
  Class B, non-voting, no par value;
   authorized 10,000 shares; issued 9,000
   shares                                                   12,600       12,600
 Paid-in-capital                                            25,000       25,000
 Retained earnings                                       6,112,564   12,702,524
 ESOP Guaranty (Note 4)                                          -     (504,672)
-------------------------------------------------------------------------------
     Total stockholders' equity                          6,151,564   12,236,852
-------------------------------------------------------------------------------
                                                       $31,784,202  $21,510,041
-------------------------------------------------------------------------------

                    See accompanying notes to consolidated financial statements.

                               DBA Holdings, Inc. and Subsidiaries
                            (operating as Database America Companies)


Consolidated Statements of Operations and Retained Earnings

==================================================================================================
Year ended January 31,                                            1997          1996          1995
--------------------------------------------------------------------------------------------------
Sales (Note 11)                                           $ 52,512,709   $48,786,855   $39,505,275

Direct costs                                                23,486,848    22,516,278    19,004,280
--------------------------------------------------------------------------------------------------
      Gross profit                                          29,025,861    26,270,577    20,500,995
--------------------------------------------------------------------------------------------------
Operating expenses:
 Selling                                                    11,959,610     9,603,502     6,684,827
 General and administrative                                 10,705,720     8,000,355     6,945,651
 Deferred compensation (Note 8)                             13,699,000     1,674,000       844,000
 Special incentive bonus (Note 1)                            2,500,000             -             -
--------------------------------------------------------------------------------------------------
      Total operating expenses                              38,864,330    19,277,857    14,474,478
--------------------------------------------------------------------------------------------------
      Income (loss) from operations                         (9,838,469)    6,992,720     6,026,517
--------------------------------------------------------------------------------------------------
Other expense (income):
 Impairment of officers life insurance (Note 10)               567,790             -             -
 Interest expense                                              158,920       195,594       209,967
 Interest income                                              (223,219)     (181,819)     (105,443)
 Loss on disposal and abandonment of fixed
   assets                                                      144,000        64,132             -
 Other, net                                                    (12,000)            -             -
--------------------------------------------------------------------------------------------------
      Total other expense, net                                 635,491        77,907       104,524
--------------------------------------------------------------------------------------------------
Income (loss) before provision (benefit) for               (10,473,960)    6,914,813     5,921,993
   income taxes
Provision (benefit) for income taxes (Note 9)               (3,884,000)    2,815,000     2,416,000
--------------------------------------------------------------------------------------------------
Net income (loss)                                           (6,589,960)    4,099,813     3,505,993
Retained earnings, beginning of year                        12,702,524     8,602,711     5,096,718
--------------------------------------------------------------------------------------------------
Retained earnings, end of year                            $  6,112,564   $12,702,524   $ 8,602,711
==================================================================================================

                                      See accompanying notes to consolidated financial statements.


                      DBA Holdings, Inc. and Subsidiaries
                (operating as Database America Companies)

                     Consolidated Statements of Cash Flow

====================================================================================================
Year ended January 31,                                              1997          1996          1995
----------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                          $(6,589,960)  $ 4,099,813   $ 3,505,993
----------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
     Depreciation                                                502,077       451,717       427,323
     Writedown of officers life insurance                        567,790             -             -
     Amortization of goodwill                                     25,094        25,093         8,364
     Provision for losses on accounts receivable                 403,676       107,472        10,000
     Loss on disposal and abandonment of fixed assets            144,000        64,132             -
     Deferred taxes                                              782,000      (697,000)     (211,000)
     Deferred compensation                                    13,699,000     1,674,000       844,000
 (Increase) decrease in:
   Accounts receivable                                        (3,477,133)   (2,084,403)   (2,807,256)
   Income taxes receivable                                    (7,232,413)            -             -
   Prepaid expenses and other current assets                    (296,620)      280,920      (164,448)
   Other assets                                                    3,404      (844,504)     (303,745)
 Increase (decrease) in:
   Accounts payable and accrued expenses                       3,807,246       161,241       (99,756)
   Accounts payable - affiliate                                  (25,500)     (176,013)      (65,562)
----------------------------------------------------------------------------------------------------
        Net cash provided by operating activities              2,312,661     3,062,468     1,143,913
----------------------------------------------------------------------------------------------------
Cash flows from investing activities:
 Capital expenditures                                           (335,037)     (462,789)     (791,891)
 Acquisition of intangible assets                                      -             -      (376,401)
 Repayments of ESOP note receivable                              220,000        30,000        50,000
----------------------------------------------------------------------------------------------------
      Net cash used in investing activities                     (115,037)     (432,789)   (1,118,292)
----------------------------------------------------------------------------------------------------
Cash flows from financing activities:
 Borrowings (repayments) of lines of credit                            -      (400,000)      400,000
 Net repayment of bank debt                                     (596,625)     (482,925)     (149,007)
----------------------------------------------------------------------------------------------------
      Net cash provided by (used in) financing activities       (596,625)     (882,925)      250,993
----------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                      1,600,999     1,746,754       276,614
Cash and cash equivalents, beginning of year                   4,315,175     2,568,421     2,291,807
----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                       $ 5,916,174   $ 4,315,175   $ 2,568,421
====================================================================================================
Supplemental Cash Flow Information:
 Interest paid                                               $   158,920   $   198,640   $   208,993
 Income taxes paid                                             2,693,220     3,375,000     2,495,371
====================================================================================================
Non-cash financing and investing activities:
 ESOP repayment of its bank debt (see Note 4)                $   151,360   $   128,852   $   101,476
 ESOP obligation offset against stockholders' equity             504,672             -             -
====================================================================================================
                    See accompanying notes to consolidated financial statements.

     DBA Holdings, Inc. and Subsidiaries
     (operating as Database America Companies)

     Notes to Consolidated Financial Statements

1.   Organization and Nature of Business

     The consolidated financial statements include the accounts of DBA Holdings, Inc. (the "Company") and its wholly-owned subsidiaries, Database America Companies, Inc., DBA FL, Inc., Magi Direct, Inc., Database Holdings, Inc. and Ed Burnett Consultants, Inc. All material intercompany transactions and accounts have been eliminated in consolidation.

     The Company is a compiler of various business and consumer data and a provider of computer processing services for the direct marketing industry.

     On February 11, 1997, an Agreement and Plan of Reorganization ("Agreement") was entered into between the Company and American Business Information, Inc. ("ABI"), whereby ABI acquired 100% of the Company's outstanding common stock. The Agreement is effective February 1, 1997 and the Company will continue its operations as a wholly owned subsidiary of ABI.

     The final purchase price, which is based on the Company's defined net tangible assets and defined revenues as of and for the year ended January 31, 1997, is approximately $104,000,000. Since the Agreement was entered into after January 31, 1997, the 1997 financial statements do not reflect a remeasurement of the carrying values ascribed to the Company's assets and liabilities to fair values.

     As required by the Agreement, the liability for employment agreements discussed in Note 8(b) are to be fully paid out by the Company as will $2,500,000 in special incentive bonuses. Additionally, certain real estate assets leased by the Company will not be retained in the merger by ABI and, accordingly, a loss related to the abandonment of $144,000 in fixed assets was recorded as of January 31, 1997.

2.   Significant Accounting Policies

     Revenue Recognition

     Sales of products are generally recorded when products are shipped to customers. For data processing and list services, revenue is recognized for the actual and work-in-process billing of services rendered during the year.

     Cash Equivalents

     The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the related assets.

     Income Taxes

     The Company accounts for deferred taxes using the liability method. Deferred taxes are provided on differences between the financial reporting and income tax basis of assets and liabilities based upon statutory rates enacted for future periods.

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

Intangible Assets

Costs in excess of the fair value of net assets of businesses acquired are being amortized on a straight-line basis over 15 years.


Fair Value of Financial Instruments

Due to the short-term maturity of cash equivalents, the estimated fair values approximate carrying values at January 31, 1997 and 1996. The interest rates on the Company's notes payable to banks are indexed to short-term market conditions. As a result, fair values approximate carrying values at January 31, 1997 and 1996.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain balances in the prior periods' financial statements were reclassified to conform with the 1997 presentation.

3. Property and Equipment

Property and equipment are summarized as follows:

January 31,                                          1997                 1996
-------------------------------------------------------------------------------
Furniture and fixtures                         $   94,202           $  114,761
Leasehold improvements                            282,527              403,204
Tradeshow booth                                    67,110                    -
Autos and trucks                                   31,090               31,090
Computer equipment and software                 1,019,628            1,518,470
Telephone equipment                               121,018              121,018
-------------------------------------------------------------------------------
                                                1,615,575            2,188,543
Less: Accumulated depreciation and
amortization                                      994,286            1,256,214
Net property and equipment                     $  621,289           $  932,329
------------------------------------------------------------------------------

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

4.  Employee Stock Ownership Plan

The Company guaranteed a loan obligation of an employee stock ownership plan ("ESOP"). Through January 31, 1997, the contingent obligation was recorded by the Company as a liability with a corresponding reduction of stockholders' equity. Repayment of principal was reflected as a decrease in the Company's contingent obligation and a corresponding increase in stockholders' equity. The amount of the contingent obligation at January 31, 1997 was not material. Subsequent to January 31, 1997, the ESOP obligation is to be credited against stockholders' equity to reflect the settlement of the debt.

At January 31, 1997 and 1996 the Company had advanced $476,286 and $696,286, respectively, to the ESOP.

Contributions to the plan are at the discretion of Executive Management. Participants are fully vested in the plan upon completion of 5 years of employment with the Company. The Company contributed approximately $823,000, $411,000 and $345,000 to the ESOP for the years ended January 31, 1997, 1996 and 1995, respectively.

5.  Defined Contribution Plan

The Company has a defined contribution pension plan qualified under Section 401(k) of the Internal Revenue Code. Under the terms of the plan, an employee is eligible to participate after completing one year of service with the Company. The Company is obligated to contribute 1 1/2% of eligible compensation and to match employee contributions up to 33 1/3% of the first 4 1/2% of eligible compensation contributed to the plan. The employer matching contribution is 100% vested at the time the contribution is made. The Company contributed approximately $193,000, $407,000 and $204,000 to the plan for the years ended January 31, 1997, 1996 and 1995, respectively.

6.  Revolving Lines of Credit

Through January 31, 1997, the Company maintained two credit facilities with maximum aggregate borrowings of $15,000,000. Borrowings under the lines bear interest at the bank's prime rate and are collateralized by substantially all of the assets of the Company. There were no borrowings against the lines at January 31, 1997 and 1996.

In February 1997, pursuant to the sale of the Company, all revolving lines of credit were terminated (see Note 1).

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

7.  Notes Payable to Banks


Notes payable to banks consist of the following:

January 31,                                          1997                 1996
-------------------------------------------------------------------------------
Five year term loan (a)                        $  900,000           $1,290,000
Five year term loan (b)                           480,450              687,075
-------------------------------------------------------------------------------
                                                1,380,450            1,977,075
Less: Current portion                           1,380,450              560,004
-------------------------------------------------------------------------------
Long-term portion                              $        -           $1,417,071
------------------------------------------------------------------------------
(a) Interest at various rates based on LIBOR, payable in monthly installments through September 1999.

(b) Interest at the bank's prime rate, payable in monthly installments through July 1999.

    The loan agreements contained various covenants relating to, among other matters, maintenance of certain financial ratios, net worth levels, and restrictions on capital expenditures. These loans were also collateralized by the Company's assets. However, the Company has not complied with certain financial and operational covenants of these agreements. The Company has not sought a waiver to remedy these events of default. Subsequent to January 31, 1997, such indebtedness was paid off and the agreements terminated. Accordingly, notes payable are classified as short-term at January 31, 1997.

8. Commitments and Contingencies

(a) Leases

    The Company leases facilities under noncancellable operating leases expiring at various dates through February 1999. The Company is generally obligated to pay additional amounts based on real estate taxes, insurance and common area maintenance charges. The Company leases its primary office and a storage facility from a stockholder and affiliated entity. Lease payments to these related parties were approximately $1,170,000 for each of the years ended January 31, 1997, 1996 and 1995.


    Future minimum rental payments required for all non-cancelable leases are as follows:

January 31,
------------------------------------------------------------------------------
1998                                                                $1,199,000
1999                                                                 1,170,000
2000                                                                    97,000
------------------------------------------------------------------------------
                                                                    $2,466,000
------------------------------------------------------------------------------

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

     Rent expense, including common area maintenance charges and rent expense for other month to month leases, was approximately $1,903,000, $1,632,000 and $1,417,000 for the years ended January 31, 1997, 1996 and 1995, respectively.

(b)  Employment Agreements

     Under agreements with certain employees in previous years, the Company had granted options to purchase from the treasury for nominal amounts, 180 common shares in the event of certain changes in ownership of the Company. Certain of the agreements also provided for deferred compensation for the employees.

     Prior to the sale of the business discussed in Note 1, the Company provided for the deferred compensation arrangements based upon the present value of the payments beginning in 1999, adjusted annually for changes in the estimated value of the Company, as determined with respect to the Employee Stock Ownership Plan discussed in Note 4. Upon the sale of the business, the actual liability became known and, accordingly, the difference between that amount and the amounts previously provided for was accrued by a charge to operations for the year ended January 31, 1997. Such amounts are to be paid by the Company during the 1998 fiscal year. This liability is being reviewed and the final determination may change. The amount in question is less than $600,000 (after tax) and the effect, if any, would change the purchase price (see Note 1).

(c)  Legal Matters

     The Company has been named as a defendant in several pending legal matters and has also been notified of other possible claims and assessments against them. In the opinion of the management of the Company, the final resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9. Income Taxes

The provision (benefit) for income taxes in the statements of operations consist of the following components:


January 31,                                     1997         1996         1995
------------------------------------------------------------------------------
Current:
 Federal                                 $(4,630,000)  $2,900,000   $2,048,000
 State                                       (36,000)     612,000      579,000
------------------------------------------------------------------------------
                                          (4,666,000)   3,512,000    2,627,000
Deferred                                     782,000     (697,000)    (211,000)
------------------------------------------------------------------------------
                                         $(3,884,000)  $2,815,000   $2,416,000
------------------------------------------------------------------------------

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

Deferred tax assets and liabilities are comprised of the following temporary differences and carryforwards at January 31:


January 31,                                              1997          1996
------------------------------------------------------------------------------
Current deferred tax assets (liabilities):
 Accounts receivable                                 $   64,000     $   42,000
 State operating losses carryforwards                   257,000              -
 Prepaid assets                                        (133,000)       (62,000)
------------------------------------------------------------------------------
          Total current                              $  188,000     $  (20,000)
==============================================================================
Noncurrent deferred tax assets (liabilities):
  Deferred compensation                              $        -     $1,474,000
  State operating losses carryforwards                  507,000              -
  Depreciation                                         (103,000)       (80,000)
------------------------------------------------------------------------------
          Total noncurrent                           $  404,000     $1,394,000
==============================================================================

The Company's income tax provision (benefit) differed from the amount determined by applying the applicable statutory U.S. Federal tax rate to pretax income
(loss) as a result of the following:

January 31,                                 1997         1996           1995
-------------------------------------------------------------------------------
Income taxes (benefit) computed
  at statutory rates                    $(3,561,000)  $2,351,000     $2,013,000
State taxes (benefit), net of
  Federal taxes                            (588,000)     388,000        332,000
Nondeductible expenses                      265,000       76,000         71,000
-------------------------------------------------------------------------------
Provision (benefit) for
  income taxes                          $(3,884,000)  $2,815,000     $2,416,000
===============================================================================

As a result of its operating loss for the year ended January 31, 1997, the Company elected, for Federal purposes, to carryback such losses to offset taxable income generated in previous periods. Accordingly, the January 31, 1997 financial statements reflect the anticipated refund of taxes paid in the year ended January 31, 1997 and in earlier years.

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements


     Based on an assessment of all available evidence and identified tax strategies, management has concluded that realization of the Company's deferred tax assets of $592,000 at January 31, 1997 is considered to be more likely than not. Accordingly, a valuation allowance is not necessary at this date.

10.  Officers Life Insurance

     Officers life insurance at January 31, 1997 and 1996, represents gross reimbursable insurance premiums totaling $1,432,728 and $1,151,263, respectively, paid by the Company on behalf of a shareholder. The Company will be reimbursed for premiums paid upon the earlier of the maturity of the policy from cash surrender value or from proceeds upon the death of the shareholder. With the sale of the Company and the transfer of this asset to the Company's principal shareholder, the officers life insurance was written down to cash surrender value at January 31, 1997, resulting in an impairment loss of $567,790.

11.  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consists principally of cash deposits and trade accounts receivable.

     The Company maintains cash balances at several banks located in the state of New Jersey. As part of its cash management process, the Company periodically reviews the relative credit standing of these banks.

     The Company invests substantially all of its available cash in overnight repurchase agreements, typically consisting of government treasury certificates, at two banks. These amounts are included in cash and cash equivalents.

     Credit risk with respect to trade accounts receivable is concentrated with the Company's ten largest customers. These customers accounted for approximately 36% and 38% of the Company's outstanding trade accounts receivable at January 31, 1997 and 1996, respectively.

     For the years ended January 31, 1997, 1996 and 1995, one customer accounted for approximately 12%, 19% and 10%, respectively, of the Company's sales. This customer comprised approximately 16% of accounts receivable at January 31, 1997 and 1996.


12.  Related Parties

     Revenue related to transactions between the Company and affiliates of ABI were approximately $1,033,000, $1,335,000 and $0 for the years ended January 31, 1997, 1996 and 1995, respectively. Accounts receivable with ABI were $774,000 and $631,000 at January 31, 1997 and 1996, respectively (see also Notes 8(a) and 10).

13.  Acquisition

     In October 1994, the Company purchased the stock of a Company engaged in similar operations for $400,000. This transaction was accounted for under the purchase method of accounting. The amount paid in excess of the fair value of the net assets acquired is being amortized over 15 years and is included in intangible assets. Accumulated amortization as of January 31, 1997 and 1996 was $58,551 and $33,457.

DBA Holdings, Inc. and Subsidiaries
(operating as Database America Companies)

Notes to Consolidated Financial Statements

14.  Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses at January 31, 1997 and 1996 are composed of the following:

January 31,                                          1997                 1996
-------------------------------------------------------------------------------
Accrued bonuses                                $2,570,000           $   24,500
Trade accounts payable                          1,644,702            1,149,402
Accrued commissions                               307,500              294,580
Accrued income taxes                                    -              126,808
Accrued group insurance                           401,495              150,000
Customer advances                                 487,027              457,688
Accrued expenses                                1,391,854              792,354
------------------------------------------------------------------------------
                                               $6,802,578           $2,995,332
==============================================================================


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the purchase transaction pursuant to the Agreement and Plan of Merger dated February 11, 1997 between the Company and DBA Holdings, Inc. and Subsidiaries (operating as Database America Companies, or DBA).

The pro forma consolidated balance sheet assumes that the purchase occurred on December 31, 1996.

The pro forma consolidated statement of operations assume that the purchase occurred on January 1, 1996.

The merger will be accounted for using the purchase method of accounting. The pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the period presented.

The unaudited pro forma consolidated financial statements and related notes should be read in conjunction with the historical financial statements and related notes of the Company and DBA.

                      AMERICAN BUSINESS INFORMATION, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                                (in thousands)

                                                         Historical         Historical
                                                          American         DBA Holdings,
                                                          Business           Inc. and        Pro Forma         Pro Forma
                                                      Information, Inc.    Subsidiaries     Adjustments        Combined
                                                      -----------------    -------------    -----------        ---------
ASSETS

Current assets:
    Cash and cash equivalents                             $  7,497            $ 5,916        $      -          $ 13,413
    Marketable securities                                   22,810                  -               -            22,810
    Trade accounts receivable, net                          30,293             14,340          (1,743) (f)       42,890
    Income taxes receivable, net                             1,141              7,232               -             8,373
    Officers life insurance                                      -                865               -               865
    Prepaid expenses                                         3,761                709               -             4,470
    Deferred marketing costs                                 1,263                  -               -             1,263
                                                          -------------------------------------------          --------
        Total current assets                                66,765             29,062          (1,743)           94,084
                                                          -------------------------------------------          --------
Property and equipment, net                                 18,886                621               -            19,507

Intangible assets, net of accumulated amortization          16,916                318          20,019  (a)       37,253
Deferred income taxes                                        5,388                592               -             5,980
Other assets                                                   621              1,191                             1,812
                                                          -------------------------------------------          --------
                                                          $108,576            $31,784        $ 18,276          $158,636
                                                          ===========================================          ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                     $    708            $ 1,380        $      -          $  2,088
    Note payable to shareholders                             7,925                  -               -             7,925
    Accounts payable                                         5,520              1,709               -             7,229
    Accrued payroll expenses                                 2,352              3,279               -             5,631
    Accrued expenses                                           711              1,879           2,000  (e)        4,590
    Deferred revenue                                         2,117                  -               -             2,117
    Deferred compensation                                        -             17,385               -            17,385
    Deferred income taxes                                      764                  -               -               764
                                                          -------------------------------------------          --------
        Total current liabilities                           20,097             25,632           2,000            47,729
                                                          -------------------------------------------          --------

Long-term debt, net of current portion                         427                  -          60,000  (a)       60,427

Stockholders' equity:
    Preferred stock                                              -                  -               -                 -
    Common stock                                                55                 14              (8) (a)           61
    Paid-in capital                                         35,370                 25          32,379  (a)       67,774
    Retained earnings                                       55,287              6,113         (76,095) (a)      (14,695)
    Treasury stock                                          (2,281)                 -               -            (2,281)
    Unrealized holding loss, net of tax                       (379)                 -               -              (379)
                                                          -------------------------------------------          --------
        Total stockholders' equity                          88,052              6,152         (43,724)           50,480
                                                          -------------------------------------------          --------
                                                          $108,576            $31,784        $ 18,276          $158,636
                                                          ===========================================          ========

See notes to pro forma consolidated financial statements

                      AMERICAN BUSINESS INFORMATION, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1996
                   (in thousands, except per share amounts)

                                              Historical
                                               American        Historical
                                               Business       DBA Holdings,
                                             Information,       Inc. and        Pro Forma     Pro Forma
                                                 Inc.         Subsidiaries     Adjustments    Combined
                                             ------------     ------------     -----------    ---------
Net sales                                      $108,298         $52,513          $     -       $160,811
Costs and expenses:
   Database and production costs                 29,272          23,487                -         52,759
   Selling, general and administrative           45,766          22,164                -         67,930
   Depreciation and amortization                  4,855             502            2,160 (c)      7,517
   Non-recurring charges                         21,500          16,199          (16,199)(b)     21,500
                                               -----------------------------------------       --------
                                                101,393          62,352          (14,039)       149,706
                                               -----------------------------------------       --------

Operating income                                  6,905          (9,839)          14,039         11,105
Other income (expense):
   Investment income                              3,194             223                -          3,417
   Interest expense                                (209)           (159)          (3,646)(d)     (4,014)
   Other                                           (943)           (699)             568 (b)     (1,074)
                                               -----------------------------------------       --------
Income before income taxes and
   discontinued operation                         8,947         (10,474)          10,961          9,434
Income taxes                                      3,400          (3,884)           4,165 (g)      3,681
                                               -----------------------------------------       --------
Income from continuing operations                 5,547          (6,590)           6,796          5,753

Loss on discontinued operation                     (355)              -                -           (355)
Loss from abandonment of subsidiary              (1,373)              -                -         (1,373)
                                               -----------------------------------------       --------
Net income                                     $  3,819         $(6,590)         $ 6,796       $  4,025
                                               =========================================       ========

Earnings per share:
   Income from continuing operations             $ 0.26                                           $0.24
   Loss on discontinued operation and
   abandonment of subsidiary                     $(0.08)                                         $(0.07)
                                               --------                                        --------
   Net income                                    $ 0.18                                          $ 0.17
                                               ========                                        ========
Weighted average shares outstanding              21,033                            2,181 (a)     23,214
                                               ========                          =======       ========


See notes to pro forma consolidated financial statements.


                      AMERICAN BUSINESS INFORMATION, INC.
           NOTES TO UNAUDITED FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)


Note 1: Historical financial information for American Business Information, Inc. (ABI) and DBA Holdings, Inc. and Subsidiaries (DBA) included in the pro forma financial statements are based on the balance sheets of ABI and DBA as of December 31, 1996, and on the statements of operations of ABI and DBA for the twelve months ended December 31, 1996.

Note 2: The unaudited pro forma consolidated financial statements reflect the following adjustments:

(a) Represents the purchase transaction by ABI of DBA through the issuance of 2,181 shares of ABI common stock and payment of $60,000 in cash, funded using a revolving credit facility. A write-off of certain intangible assets acquired with the purchase of DBA totaling $69,982 is not reflected on the pro forma consolidated statement of operations. The remaining balance of $19,701 was recorded as certain intangibles on the balance sheet.

(b) Certain non-recurring charges associated with the acquisition of DBA including payments for deferred compensation of $13,699, incentive bonuses of $2,500 and $568 related to the impairment of officers life insurance policy are not reflected on the pro-forma consolidated statement of operations.

(c) Reflects amortization of certain intangibles on a straight-line basis over 7 to 15 years.

(d) Reflects interest on the revolving credit facility issued in the purchase transaction. The interest is calculated based on three month LIBOR rates on the total amount borrowed of $60,000 and reflects the assumption that no principal payments are made during the period.

(e) Represents accrual for fees totaling $2,000 due to investment banking firm associated with the merger transaction. The accrual of these fees is not reflected on the pro-forma consolidated statement of operations.

(f)  Reflects valuation of DBA asset or liability to market value.

(g)  Reflects income tax effect of pro forma adjustments.